UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2026

Contango Ore, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35770	27-3431051
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

516 2nd Avenue Suite 401
Fairbanks, Alaska		99701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (907) 388-7770

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	CTGO	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously announced, on December 7, 2025, Contango ORE, Inc. (the “Company”) and its newly formed subsidiary, 1566004 B.C. Ltd. (the “Acquiror”), a British Columbia corporation directly and wholly-owned by newly formed subsidiary, 1566002 B.C. ULC (“Callco”), a British Columbia unlimited liability company directly and wholly-owned by the Company, entered into an Arrangement Agreement (the “Agreement”) with Dolly Varden Silver Corporation, a British Columbia corporation (“Dolly Varden”). Under the Agreement, the Company, indirectly through the Acquiror, will acquire all of the issued and outstanding common shares of Dolly Varden (the “Dolly Varden Shares”) at an exchange ratio of 0.1652 of a share of voting common stock of the Company (the “Contango Shares”) for each Dolly Varden Share (the “Exchange Ratio”) by way of a statutory plan of arrangement (the “Arrangement”) under the Business Corporations Act (British Columbia) (the “BCBCA”), on and subject to the terms and conditions of the Agreement.

On March 17, 2026, the Company held a special meeting of stockholders (the “Special Meeting”) in connection with the Arrangement. As of February 2, 2026, the record date for the Special Meeting, the Company had outstanding 15,120,615 Contango Shares, each of which was entitled to one vote with respect to the proposals voted on at the Special Meeting. A total of 9,976,278 Contango Shares, representing approximately 66% of the issued and outstanding shares entitled to vote at the Special Meeting, were present in person or by proxy, constituting a quorum.

At the Special Meeting, the Company’s stockholders were asked to consider and vote upon the following proposals:

1.
To approve the issuance of Contango Shares (including Contango Shares to be issued upon the exchange of Exchangeable Shares) to Dolly Varden Shareholders in connection with the Arrangement;
2.
To approve the increase of the number of authorized Contango Shares from 45,000,000 shares to 250,000,000 shares, that will be set forth in a Certificate of Amendment to the Contango Certificate of Incorporation; and
3.
To approve the 2026 Omnibus Incentive Plan of Contango.

Summarized below are final results of the matters voted on at the Special Meeting based on the final, certified report of the voting results by the independent inspector of elections. There were no recorded broker non-votes.

Proposal	Votes For	Votes Against	Votes Abstained	% Votes For
No. 1 - The Arrangement Proposal	9,946,594	23,635	6,049	99.70%
No. 2 - The Share Increase Proposal	8,447,263	1,521,843	7,172	84.68%
No. 3 - Incentive Plan Proposal	8,978,213	958,512	39,553	89.99%

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on March 17, 2026 relating to the results of the Special Meeting. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information included herein and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release of the Company, dated March 17, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO ORE, INC.

Date:	March 19, 2026	By:	/s/ Mike Clark
Chief Financial Officer and Secretary